                                  EXHIBIT 12.1



                                                                                  Year Ended December 31,
                                                            --------------------------------------------------------------
                                                                 1999         1998        1997        1996        1995
                                                            --------------------------------------------------------------
Earnings before income taxes, extraordinary
items, cumulative effect of change in tax
accounting method, and minority interest                       2,884,160   2,369,457   1,538,269     590,635   1,672,256

Interest expense
  Deposits                                                     3,170,262   3,588,015   3,645,542   3,764,175   4,187,493
  Borrowings                                                   4,440,146   3,341,728   2,641,496   2,263,002   2,119,231
                                                            --------------------------------------------------------------
                                                               7,610,408   6,929,743   6,287,038   6,027,177   6,306,724

Ratio of earnings (as defined above) to fixed charges
  Excluding interest on deposits
    Earnings before fixed charges                              7,324,306   5,711,185   4,179,765   2,853,637   3,791,487
    Fixed charges                                              4,440,146   3,341,728   2,641,496   2,263,002   2,119,231
    Ratio                                                          1.65x       1.71x       1.58x       1.26x       1.79x
  Including interest on deposits
    Earnings before fixed charges                             10,494,568   9,299,200   7,825,307   6,617,812   7,978,980
    Fixed charges                                              7,610,408   6,929,743   6,287,038   6,027,177   6,306,724
    Ratio                                                          1.38x       1.34x       1.24x       1.10x       1.27x

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